UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Freightos Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Technology Park Building 2

1 Derech Agudat Sport HaPo’el

Jerusalem, Israel 9695102

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Warrants, each representing the right to purchase one ordinary share at a price of $11.50 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-268742

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the warrants (the “Warrants”) to purchase ordinary shares, par value $0.00001 per share, of Freightos Limited (the “Company”). The description of the Warrants contained under the heading “Description of Share Capital and Freightos Articles” in the proxy statement/prospectus included in the Company’s registration statement on Form F-4 (File No. 333-268742) initially filed with the Securities and Exchange Commission (the “Commission”) on December 9, 2022, as subsequently amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. In addition, the above-referenced description included in any proxy statement/prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

The Warrants to be registered hereunder have been approved for listing on the Nasdaq Stock Market LLC under the symbol “CRGOW”.

Item 2. Exhibits.

4.1	Warrant Agreement, dated as of October 12, 2021, between Continental Stock Transfer & Trust Company and Gesher I Acquisition Corp. (“Gesher”) (incorporated by reference to Exhibit 4.4 of the Company’s Registration Statement filed with the SEC on December 9, 2022, as amended)
4.2	Amendment to Warrant Agreement, dated as of January 25, 2023, by and among Gesher, Freightos, and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.1 of Gesher's Current Report on Form 8-K filed with the SEC on January 25, 2023).
4.3	Specimen Warrant Certificate of the Company (incorporated by reference to Exhibit 4.7 of the Company’s Registration Statement filed with the SEC on December 9, 2022, as amended).
4.4	Registration Rights Agreement, dated as of October 12, 2021, by and among Gesher I Acquisition Corp., Gesher I Sponsor LLC and EarlyBird Capital, Inc. (incorporated by reference to Exhibit 4.8 of the Company’s Registration Statement filed with the SEC on December 9, 2022, as amended).
10.1	Form of First Amendment to Registration Rights Agreement, by and among Freightos, Gesher, the Sponsor and EarlyBird (incorporated by reference to Exhibit 10.6 of the Company’s Registration Statement filed with the SEC on December 9, 2022, as amended).
10.2	Form of Registration Rights Agreement, by and between Freightos and the shareholders of Freightos party thereto (incorporated by reference to Exhibit 10.7 of the Company’s Registration Statement filed with the SEC on December 9, 2022, as amended).
10.3	Forward Purchase Agreement, between Gesher and M&G (ACS) Japan Equity Fund (incorporated by reference to Exhibit 10.10 of the Company’s Registration Statement filed with the SEC on December 9, 2022, as amended).
10.4	Backstop Subscription Agreement, by and between Gesher and Composite Analysis Group Inc. (incorporated by reference to Exhibit 10.11 of the Company’s Registration Statement filed with the SEC on December 9, 2022, as amended).
10.5	Assignment and Assumption Agreement, dated as of January 25, 2023, by and between Freightos and Gesher (incorporated by reference to Exhibit 10.2 of Gesher's Current Report on Form 8-K filed with the SEC on January 25, 2023).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Freightos Limited

By:	/s/ Michael Oberlander
	Name:	Michael Oberlander
	Title:	General Counsel

Dated: January 27, 2023